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                                                                  EXHIBIT 23.3

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-8 of our report dated 23 October 1998, related to the consolidated financial statements of National Parking Corporation Limited included in Cendant Corporation's current report on Form 8-K dated on 16 November 1998.


/s/ Deloitte & Touche
----------------------
DELOITTE & TOUCHE
London, England


18 December 1998